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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 2, 1996 included with the Federal Deposit Insurance Corporation's Bank Insurance Fund financial statements as of and for the years ended December 31, 1995 and 1994.

                                         /s/ Arthur Andersen LLP

Washington, D.C.
November 15, 1996